If you ever had a goal you were serious about achieving, you most likely had a strategy for achieving it. And if you had a strategy, you also had a timeline.

For the last nine months my goal has been to turn around Peloton and position it for sustained growth and scale. I thought it would take a year. We are beating that timeline.

To revisit last quarter’s analogy, and to ensure absolute clarity, the ship is turning. For that, I am deeply grateful to our Members, our team, as well as our former team members.

Here’s how we’ve gotten there. We executed on the strategies we’ve already announced– updates below – supported by a talented leadership team and Peloton’s strengths in content and Connected Fitness hardware and software.

“Turnaround” means a stable underlying business with the green shoots of growth beginning to emerge. It means a financially sustainable business, which means breakeven or better free cash flow ("FCF", defined as cash from operations less capital expenditures and capitalized software). It means engaged Members with high net promoter scores. It means a growing subscriber base, continued low churn, and improved customer acquisition costs.

A driver of our progress has been the restructuring of our business model from mostly fixed to mostly variable costs. Other big shifts include the evolution of our go-to-market strategy including our third party distribution deals with Amazon and Dick’s Sporting Goods as well as Hilton, our sale of certified pre-owned bikes, and the rollout of our Fitness as a Service ("FaaS") bike rental service.

The combined effects of all of these changes, coupled with our low monthly subscriber churn of 1.1%, are the green shoots that demonstrate the turnaround in our business. Sustained success against our plan means continued, demonstrable progress against each of these measures.

Our results show we’re making significant progress. Take by way of example, FCF which was negative $747 million in 3Q22, improved to negative $412 million in 4Q22, improved again to negative $246 million in 1Q23, and is forecast to reach near breakeven for the second half of FY23. Or take gross margin, which improved Q/Q from negative 4.4% in 4Q22 to positive 35.2% in 1Q23 (adjusted gross margin was 38.3% excluding the $26.5 million Tread+ recall-related revenue charge and $2.5 million of recall-related expense adjustments), or adjusted EBITDA which improved Q/Q from negative $289 million to negative $33 million in 1Q23. Or take liquidity. We ended the quarter with $938 million of unrestricted cash in the bank and an unused revolving credit line of $500 million. (Note: free cash flow, adjusted gross margin, and adjusted EBITDA are non-GAAP financial measures. For a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and rationale for why we rely on each of these measures, please see the reconciliation tables located below).

Peloton’s turnaround remains a work-in-progress, with $199 million in 1Q23 recall reserves, restructuring, and impairment expenses. And not all the changes we’ve implemented are working as well as we’d like– especially as it relates to some last mile delivery and customer service issues. We remain committed to fixing these.

Breakeven FCF is an objective but it is not a guaranteed outcome. There are risks we will underachieve our forecast, particularly in this economic climate and given the outsized importance and uncertainty of the holiday selling season on overall performance. But the green shoots are numerous and undeniable.

Considering our progress over the last seven months (summarized below), the substantial changes we’ve made to our business model, and the infusion of additional talent on the leadership team, I believe our 1Q23 results make a strong case that we will beat the one year timeline and deliver on our turnaround goal.

When we reach our goal, investors can stop talking about the financial viability of the business and focus instead on growth (which we’re already doing) - how fast and how profitable.

Speaking of progress over the last seven months, team Peloton has:
•implemented a restructuring plan to variablize our cost structure and generate significant annual cost savings
•secured $750 million in financing as well as maintained a liquid cash balance of roughly one billion dollars
•simplified our operations by exiting owned-manufacturing in Taiwan
•lowered the costs of our last mile delivery by expanding relationships with our third party partners
•affirmed our pricing and premium brand positioning
•entered into new partnerships with iconic retailers Amazon and Dick’s Sporting Goods
•introduced the Peloton Row, forever changing the rowing category
•hired new Chief Supply Chain, Chief Financial and Chief Legal officers
On October 6th, we implemented a reduction in force of approximately 500 positions from our global team. As with prior actions, this decision was incredibly difficult but necessary to ensure the further health of our business by aligning costs with projected revenues in pursuit of our FCF objective for the fiscal year.

Aside from the ongoing effort to optimize our Peloton retail store footprint, our restructuring effort is complete. Together, we have dramatically reshaped Peloton’s cost structure. It’s been a heavy lift for everyone associated with Peloton - a very heavy lift - and I want to sincerely thank all the current and former Peloton team members who have made and are making this turnaround possible. Because of their hard work, from this point forward, we are, once again, focused on growth.

As we’ve previously discussed, we are aligning our product and go-to-market strategy around a “good, better, best” framework to maximize the accessibility of our platform while also removing friction and meeting our customers where they are. While macroeconomic uncertainty and concerns about a potential recession impacting consumer spending levels are real, we take comfort in knowing fitness spending has proven to be resilient during previous recessionary periods. For our part, Peloton will focus on providing the most compelling, accessible, and comprehensive Connected Fitness offering in the market.

Lastly, in closing, I would like to thank our ever loyal Members for their continued passion and support. They give meaning and purpose to our work, and because of them, all of this is possible.

FY 2023 Q1 Operating Metrics and Financial Summary

				% Change
User Metrics	1Q FY'22	4Q FY'22	1Q FY'23	Y/Y	Q/Q
Members (in millions)	6.3	6.9	6.7	6%	(3)%
Ending Connected Fitness Subscriptions (in millions)	2.492	2.966	2.973	19%	0%
Net Connected Fitness Subscription Additions (in millions)	0.161	0.004	0.008	(95)%	97%
Average Net Monthly Connected Fitness Churn	0.8%	1.4%	1.1%	30 bps	(30) bps
Ending App Subscriptions (in millions)	0.887	0.980	0.875	(1)%	(11)%

Financial Results (dollars in millions)
Connected Fitness Products Revenue	$501.0	$295.6	$204.2	(59)%	(31)%
Subscription Revenue	$304.1	$383.1	$412.3	36%	8%
Total Revenue	$805.2	$678.7	$616.5	(23)%	(9)%

Connected Fitness Products Gross Profit	$60.3	$(290.1)	$(55.6)	(192)%	81%
Connected Fitness Products Gross Margin	12.0%	(98.1)%	(27.2)%	(3,930) bps	7,090 bps

Subscription Gross Profit	$202.7	$260.3	$272.8	35%	5%
Subscription Gross Margin	66.7%	67.9%	66.2%	(50) bps	(180) bps
Subscription Contribution Margin (1)	69.6%	72.1%	71.3%	170 bps	(70) bps

Total Gross Profit	$263.0	$(29.8)	$217.2	(17)%	829%
Total Gross Margin	32.7%	(4.4)%	35.2%	260 bps	3,960 bps

Total Operating Expenses	$622.7	$1,183.0	$591.1	(5)%	(50)%

Net Loss	$(376.0)	$(1,255.3)	$(408.5)	(9)%	67%
Adjusted EBITDA (1)	$(233.7)	$(288.7)	$(33.4)	86%	88%
Adjusted EBITDA Margin (1)	(29.0)%	(42.5)%	(5.4)%	2,360 bps	3,710 bps

Net Cash Used in Operating Activities	$(561.0)	$(342.2)	$(202.8)	64%	41%
Free Cash Flow (1)	$(651.9)	$(411.9)	$(246.3)	62%	40%

(1) For a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures.”

OPERATING METRICS

Connected Fitness Subscriptions
We ended the quarter with 2.97 million Connected Fitness subscriptions. Gross additions were modestly ahead of internal expectations, primarily driven by higher than anticipated secondary market activations. Excluding reactivations of Canadian Member accounts that we proactively churned at the close of 4Q22, we recorded approximately 3 thousand net Connected Fitness subscription additions in the quarter.

Member count declined sequentially to 6.7 million, reflecting the roll-off of a COVID-impacted quarter from our trailing 12-month calculation (which includes an engagement component) and the decline of Peloton App subscribers in the quarter.

Churn
Average Net Monthly Connected Fitness Churn for the quarter was 1.1%, in-line with our internal forecast and materially lower than seen in June when we implemented our first price increase for our All-Access Connected Fitness subscription. Excluding reactivations of Canadian CF subscriptions mentioned above, churn would have been 1.2%.

Peloton App
In the quarter we experienced lower gross additions and higher than typical churn primarily driven by the renewal cycle of certain Corporate Wellness agreements. Looking ahead, we expect continued pressure on our App subscription count as we balance our effort to grow our current App subscription offering with our work toward the launch of a new Peloton App strategy early in the next calendar year.

Quarterly and Recent Highlights
On September 20th we announced the launch of Peloton Row. Row combines the innovative software, premium hardware design, and exclusive content that make up the signature Peloton experience, providing Members with a unique low-impact, full-body cardio and strength workout. Currently available online and in 71 U.S. Peloton showrooms, we look forward to expanding Row's availability to additional U.S. Peloton showrooms in the near future and internationally over time. Our Row instructors include Peloton veterans Matt Wilpers and Adrian Williams, joined by former U.S. Olympic Team rower Alex Karwoski, former Ohio State University rower and coach Ash Pryor, and Katie Wang, who will lead our Row Bootcamp offering.

During 1Q, we also delivered on our promise of an always-improving experience for Peloton Members. Peloton Tread Members now have the option for an even smoother workout with Auto-Incline, and can dial in the perfect workout with mile splits and the ability to set goals in a Just Run workout. We also launched Tread Talkback to empower blind and low vision Members to use the Tread independently.

We introduced the much-requested rep counting to Guide Members, enabling them to see target reps for a given move in class, record the weight they’re using, and automatically track their total weight lifted over time for the ultimate in effortless strength training. We also invested in the cross-platform member experience, including personalizing the home-screen and post-class recommendations and improving Lanebreak with additional filtering options and entry-points.

Following the close of the quarter, on October 3rd we announced an innovative partnership with Hilton, which will become the first hospitality brand to feature Peloton bikes across its entire U.S. hotel portfolio of 18-award-winning brands. The partnership also includes offering Hilton Honors members free access to special Peloton offers, including a 90-day trial subscription to the Peloton App, as well as preferred pricing on select Peloton Connected Fitness products.

On October 13th, Amazon announced that Peloton was one of the best sellers among the Top 100 Deals for Amazon's Prime Early Access sale. Expanding our third party retail strategy, on November 1st we launched availability of our Peloton Bikes, Tread, Guide and accessories through over 100 DICK's Sporting Goods retail locations and DICKS.com.

FINANCIAL RESULTS
Revenue
Total 1Q revenue of $616.5 million, comprised of $204.2 million of CF segment revenue and $412.3 million of Subscription revenue, fell short of our guidance. The shortfall was driven by a $26.5 million Tread+ reserve charge, which we accounted for as a reduction to revenue. The charge was booked as a post-close adjustment following the October 18, 2022 announcement of a one year extension of the full refund period for our Tread+ if consumers wish to return their Tread+ pursuant to the recall. With the extension of the full refund period to November 6, 2023, we expect that more Members may opt for a full refund, and have accordingly increased the recall return reserve. Other than the Tread+ return reserve, our revenue performance was above the mid-point of our guidance range.

Gross Profit and Margin
Gross profit was $217.2 million, yielding a gross margin of 35.2% (vs. our ~35% guidance). Connected Fitness gross margin of (27.2)% was negatively impacted by the increase to our Tread+ recall reserve and related logistics expenses. Excluding these items, adjusted Connected Fitness Gross margin was (11.6)% for the quarter, and adjusted total Gross Margin was 38.3%.

Subscription gross margin of 66.2% modestly underperformed our expectations due to projected under-recoupment against minimum music licensing guarantees and higher stock-based compensation related to the acceleration of certain restricted stock unit vesting and option price modifications.

Operating Expenses
We continue to make progress in rationalizing operating expenses to better align with our FY revenue expectations as we see the impact of restructuring actions taken over the last seven months. Excluding restructuring, impairment and settlement expenses, operating expenses were $420.2 million, down 32% from $622.2 million in the year-ago period.

This quarter we recognized $107 million of restructuring expense, of which $77 million was non-cash. Key elements of these restructuring charges were: stock-based compensation expense due to exercise window modifications and the acceleration of certain restricted stock unit vesting schedules pursuant to severance arrangements, cash severance and other personnel costs, and professional fees and other costs associated with exit and disposal activities.

We also recognized $63 million of non-cash impairment expense this quarter, comprised primarily of connected fitness and supply chain asset write-downs and write-offs stemming from our previously announced restructuring initiatives.

Free Cash Flow & Cash Balance
Net cash used in operations was $(202.8) million. Free cash flow (cash flow from operations less capital expenditures and software development costs) was $(246.3) million. Capital expenditures and internal-use software development costs were $43.6 million in 1Q, including continued expenditures associated with the completion of a construction phase of our Peloton Output Park facility prior to our anticipated sale of the asset. We ended 1Q with $938.5 million in unrestricted cash and cash equivalents. We also have a $500 million revolving credit facility, which remains undrawn to date.

2Q FY'23 OUTLOOK

			2Q FY'23 Range		% Change
User Metrics (in millions)	2Q FY'22	1Q FY'23	Low	High	Y/Y	Q/Q
Ending Connected Fitness Subscriptions	2.77	2.97	3.00	3.00	8%	1%

Financial Results (dollars in millions)
Total Revenue	$1,133.9	$616.5	$700	$725	(37)%	16%

Total Gross Margin	24.8%	35.2%	~36%	~36%	1,122 bps	NM

Adjusted EBITDA	$(266.5)	$(33.4)	$(115)	$(100)	60%	(222)%

Given macro economic uncertainties we believe near-term demand for Connected Fitness hardware is likely to remain challenged. Our forecast incorporates a seasonal mix-shift toward our Connected Fitness segment, expected holiday promotional activity, a mix-shift of sales toward our rental program, as well as the impact from expanding our third-party retail partnerships. We expect Connected Fitness churn to be similar to 1Q. Over the course of FY'23 we anticipate approximately $70 million of additional restructuring related cash charges, a portion of which we expect to impact 2Q.

Webcast
We will host a Q&A session at 8:30am ET on Thursday, November 3rd, 2022 to discuss our financial results. To participate in the live call by phone, please go to this link to register (phone registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to register at a minimum 15 minutes before the start of the call. A live webcast of the call will be available at https://investor.onepeloton.com/investor-relations and will be archived on our site following the call.

Safe Harbor Statement
This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this shareholder letter other than statements of historical fact, including, without limitation, statements regarding our expected financial results for the second quarter and fiscal year of our fiscal 2023; our execution and timing of and the expected benefits from our restructuring initiative and cost-saving measures; our supply chain management initiatives; details regarding and the timing of the launch of new products and services; the prices of our products and services in the future; our future operating results and financial position; our profitability; our business strategy and plans, market growth; our objectives for future operations; statements regarding our future performance and our market opportunity. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other important factors that could cause actual results to differ materially from those stated, including, without limitation: our ability to achieve and maintain future profitability; our ability to attract and maintain Subscribers; our ability to accurately forecast consumer demand of our products and services and adequately maintain our inventory; our ability to execute and achieve the expected benefits of our restructuring initiative and other cost-saving measures; our ability to effectively manage our growth; our ability to anticipate consumer preferences and successfully develop and offer new products and services in a timely manner, or effectively manage the introduction of new or enhanced products and services; demand for our products and services and growth of the connected fitness products industry; our reliance on a limited number of suppliers, contract manufacturers, and logistics partners for our connected fitness products; our reliance on and lack of control over suppliers, contract manufacturers, and logistics partners; our ability to predict our long-term performance and declines in our revenue growth as our business matures; the effects of increased competition in our markets and our ability to compete effectively; declines in sales of our Bike and Bike+; the direct and indirect impacts to our business and financial performance from the COVID-19 pandemic; our dependence on third-party licenses for use of music in our content; actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; our ability to maintain, protect, and enhance our intellectual property; our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally; and those risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, as such factors may be updated in our filings with the Securities and Exchange Commission, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date of this shareholder letter, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law.

FINANCIAL TABLES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	September 30,	June 30,
	2022	2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$938.5	$1,253.9
Accounts receivable, net	81.9	83.6
Inventories, net	993.2	1,104.5
Prepaid expenses and other current assets	279.2	192.5
Total current assets	2,292.9	2,634.6
Property and equipment, net	495.9	610.9
Intangible assets, net	37.3	41.3
Goodwill	41.2	41.2
Restricted cash	78.1	3.8
Operating lease right-of-use assets, net	616.1	662.5
Other assets	31.1	34.3
Total assets	$3,592.5	$4,028.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$622.3	$797.4
Deferred revenue and customer deposits	197.4	201.1
Current portion of long-term debt and other bank borrowings	7.5	7.5
Operating lease liabilities, current	89.8	86.4
Other current liabilities	10.3	13.2
Total current liabilities	927.2	1,105.5
0% Convertible senior notes, net	984.6	864.0
Term loan, net	690.1	690.0
Operating lease liabilities, non-current	691.6	725.4
Other non-current liabilities	40.5	50.7
Total liabilities	3,334.0	3,435.6
Commitments and contingencies
Stockholders’ equity
Common stock, $0.000025 par value; 2,500,000,000 and 2,500,000,000 Class A shares authorized, 311,105,668 and 308,241,938 shares issued and outstanding as of September 30, 2022 and June 30, 2022, respectively; 2,500,000,000 and 2,500,000,000 Class B shares authorized, 28,733,963 and 30,032,078 shares issued and outstanding as of September 30, 2022 and June 30, 2022, respectively.	—	—
Additional paid-in capital	4,320.0	4,291.3
Accumulated other comprehensive income	17.1	12.2
Accumulated deficit	(4,078.6)	(3,710.6)
Total Stockholders’ equity	258.5	592.9
Total liabilities and stockholders' equity	$3,592.5	$4,028.5

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in millions, except share and per share amounts)

	Three Months Ended September 30,
	2022	2021
Revenue:
Connected Fitness Products	$204.2	$501.0
Subscription	412.3	304.1
Total revenue	616.5	805.2
Cost of revenue:
Connected Fitness Products	259.8	440.7
Subscription	139.5	101.4
Total cost of revenue	399.3	542.2
Gross profit	217.2	263.0
Operating expenses:
Sales and marketing	138.7	284.1
General and administrative	193.5	240.4
Research and development	88.1	97.7
Impairment expense	62.9	0.6
Restructuring expense	106.9	—
Supplier settlements	1.1	—
Total operating expenses	591.1	622.7
Loss from operations	(374.0)	(359.7)
Other (expense) income, net:
Interest expense	(20.9)	(8.6)
Interest income	4.0	0.6
Foreign exchange losses	(17.0)	(5.2)
Other income (expense), net	0.2	(0.7)
Total other expense, net	(33.7)	(13.9)
Loss before provision for income taxes	(407.7)	(373.6)
Income tax expense	0.8	2.4
Net loss	$(408.5)	$(376.0)
Net loss attributable to Class A and Class B common stockholders	$(408.5)	$(376.0)
Net loss per share attributable to common stockholders, basic and diluted	$(1.20)	$(1.25)
Weighted-average Class A and Class B common shares outstanding, basic and diluted	339,011,157	301,161,474
Other comprehensive (loss) income:
Net unrealized losses on marketable securities	$—	$(0.2)
Change in foreign currency translation adjustment	5.3	0.2
Derivative adjustments:
Net unrealized loss on hedging derivatives	—	(1.0)
Reclassification for derivative adjustments included in Net loss	(0.5)	—
Total other comprehensive income (loss)	4.8	(1.1)
Comprehensive loss	$(403.6)	$(377.1)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(408.5)	$(376.0)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	29.0	28.1
Stock-based compensation expense	182.1	52.9
Non-cash operating lease expense	22.1	19.2
Amortization of premium from marketable securities	—	2.5
Amortization of debt discount and issuance costs	3.2	8.5
Impairment expense	62.9	0.6
Excess and obsolete inventory reserve adjustments	(4.0)	—
Net foreign currency adjustments	17.2	5.2
Changes in operating assets and liabilities:
Accounts receivable	1.3	(9.8)
Inventories	109.9	(332.4)
Prepaid expenses and other current assets	(11.8)	(40.4)
Other assets	2.7	(8.4)
Accounts payable and accrued expenses	(178.7)	56.0
Customer deposits and deferred revenue	(3.6)	40.6
Operating lease liabilities, net	(16.8)	(9.0)
Other liabilities	(9.9)	1.3
Net cash used in operating activities	(202.8)	(561.0)
Cash Flows from Investing Activities:
Maturities of marketable securities	—	120.3
Capital expenditures, including software	(43.6)	(91.0)
Net cash (used in) provided by investing activities	(43.6)	29.3
Cash Flows from Financing Activities:
Principal repayment of Term Loan	(1.9)	—
Proceeds from employee stock purchase plan withholdings	0.3	6.2
Proceeds from exercise of stock options	4.1	23.8
Principal repayments of finance leases	(0.5)	(0.5)
Net cash provided by financing activities	2.1	29.6
Effect of exchange rate changes	3.2	(20.1)
Net change in cash, cash equivalents, and restricted cash	(241.0)	(522.2)
Cash, cash equivalents, and restricted cash — Beginning of period	1,257.6	1,135.7
Cash, cash equivalents, and restricted cash — End of period	$1,016.6	$613.5
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$16.8	$0.3
Cash paid for income taxes	$2.6	$1.9
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Accrued and unpaid capital expenditures, including software	$5.4	$66.4
Stock-based compensation capitalized for software development costs	$2.9	$2.5

NON-GAAP FINANCIAL MEASURES
In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Adjusted EBITDA Margin, Subscription Contribution, Subscription Contribution Margin, Free Cash Flow, and Adjusted Gross Margin and Adjusted Connected Fitness Gross Margin, should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below.

A reconciliation of the Company’s Adjusted EBITDA and Adjusted EBITDA margin guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that are made for other expense (income), net, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, restructuring expense, impairment expense, supplier settlements, product recalls, litigation and settlement expenses, transaction and integration costs, and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which could be material.

Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net (loss) income adjusted to exclude: other expense (income), net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; impairment expense; product recall costs; litigation and settlement expenses; transaction and integration costs; reorganization, severance, exit, disposal and other costs associated with restructuring plans; supplier settlements; and other adjustment items that arise outside the ordinary course of our business. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.
We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;
•Our management uses Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and
•Adjusted EBITDA and Adjusted EBITDA Margin provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA and Adjusted EBITDA Margin exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect transaction and integration costs related to acquisitions;

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect impairment charges for goodwill and fixed assets, and gains (losses) on disposals for fixed assets;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the impact of purchase accounting adjustments to inventory related to the Precor acquisition;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect costs associated with Tread and Tread+ product recalls including increases to the return reserves, Tread+ inventory write-downs, logistics costs associated with Member requests on Tread and Tread+, the cost to move the Tread+ for those that elect the option, subscription waiver costs of service, and recall-related hardware development and repair costs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect reorganization, severance, exit, disposal and other costs associated with restructuring plans;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect non-recurring supplier settlements; and
•The expenses and other items that we exclude in our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results and we may, in the future, exclude other significant, unusual expenses or other items from these financial measures. Because companies in our industry may calculate such measures differently than we do, their usefulness as comparative measures can be limited.

Because of these limitations, Adjusted EBITDA and Adjusted EBITDA Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to Net loss, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,
	2022	2021	4Q FY'22
	(dollars in millions)
Net loss	$(408.5)	$(376.0)	$(1,255.3)
Adjusted to exclude the following:
Other expense, net	33.7	13.9	30.3
Income tax expense	0.8	2.4	12.2
Depreciation and amortization expense	29.0	28.1	40.4
Stock-based compensation expense	105.3	52.9	74.8
Impairment expense	62.9	0.6	348.0
Restructuring expense	106.9	—	78.9
Product recalls(1)	28.9	12.9	13.3
Litigation and settlement expenses(2)	5.7	26.5	30.6
Other adjustment items (3)	2.0	5.0	338.0
Adjusted EBITDA	$(33.4)	$(233.7)	$(288.7)
Adjusted EBITDA margin	(4.9)%	(37.9)%	(42.5)%
______________________
(1) Represents adjustments and charges associated with the Tread and Tread+ product recall, as well as accrual adjustments. These include a reduction to Connected Fitness Products revenue for actual and estimated future returns of $26.5 million and $11.4 million, recorded costs in Connected Fitness Products cost of revenue associated with inventory write-downs and logistic costs of $2.5 million and $0.5 million, and operating expenses of zero and $1.0 million associated with recall-related hardware development costs, in each case for the three months ended September 30, 2022 and 2021, respectively. For the three months ended June 30, 2022, these include a reduction to Connected Fitness Products revenue for actual and estimated future returns of $12.5 million, recorded costs in Connected Fitness Products cost of revenue associated with inventory write-downs and logistics of $0.5 million, and operating expenses of $0.4 million associated with recall-related hardware development costs.
(2) Includes litigation-related expenses for certain non-recurring patent infringement litigation, consumer arbitration, and product recalls for the three months ended September 30, 2022 and 2021, as well as the three months ended June 30, 2022.
(3) Includes transaction and integration costs of $0.8 million and $3.1 million for the three months ended September 30, 2022 and 2021, respectively, supplier settlements of $1.1 million for the three months ended September 30, 2022., and short-term purchase accounting adjustments of $1.9 million for the three months ended September 30, 2021. Includes transaction and integration costs of $0.5 million, primarily associated with the acquisition and integration of Precor Fitness, and supplier settlements of $337.6 million for the three months ended June 30, 2022.

Subscription Contribution and Subscription Contribution Margin
We define “Subscription Contribution” as Subscription revenue less cost of Subscription revenue, adjusted to exclude from cost of Subscription revenue, depreciation and amortization expense, and stock-based compensation expense. Subscription Contribution Margin is calculated by dividing Subscription Contribution by Subscription revenue.
We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

The use of Subscription Contribution and Subscription Contribution Margin as analytical tools has limitations, and you should not consider these in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Subscription Contribution and Subscription Contribution Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Subscription Contribution and Subscription Contribution Margin exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

Because of these limitations, Subscription Contribution and Subscription Contribution Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Subscription Contribution to Subscription Gross Profit, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended September 30,
	2022	2021	4Q FY'22
	(dollars in millions)
Subscription Revenue	$412.3	$304.1	$383.1
Less: Cost of Subscription	139.5	101.4	122.8
Subscription Gross Profit	$272.8	$202.7	$260.3
Subscription Gross Margin	66.2%	66.7%	67.9%
Add back:
Depreciation and amortization expense	$8.5	$5.4	$8.1
Stock-based compensation expense	12.7	3.6	7.6
Subscription Contribution	$294.1	$211.7	$276.1
Subscription Contribution Margin	71.3%	69.6%	72.1%

The continued growth of our Connected Fitness Subscription base will allow us to improve our Subscription Contribution Margin. While there are variable costs, including music royalties, associated with our Connected Fitness Subscriptions, a significant portion of our content creation costs are fixed given that we operate with a limited number of production studios and instructors. We expect the fixed nature of those expenses to scale over time as we grow our Connected Fitness Subscription base.

Free Cash Flow
We define Free Cash Flow as Net cash (used in) provided by operating activities less capital expenditures and capitalized internal-use software development costs. Free cash flow reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows.

The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, Free Cash Flow does not incorporate payments made for purchases of marketable securities, business combinations and asset acquisitions. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended September 30,
	2022	2021	4Q FY'22	3Q FY'22
	(in millions)
Net cash used in operating activities	$(202.8)	$(561.0)	$(342.2)	$(670.1)
Capital expenditures, including software	(43.6)	(91.0)	(69.7)	(76.6)
Free Cash Flow	$(246.3)	$(651.9)	$(411.9)	$(746.7)

Adjusted Gross Margin and Adjusted Connected Fitness Gross Margin
The following table presents a reconciliation of Adjusted Gross Margin to Gross Margin, and Adjusted Connected Fitness Gross Margin to Connected Fitness Gross Margin, the most directly comparable financial measure prepared in accordance with GAAP, for the period indicated:

Three Months Ended September 30, 2022
(dollars in millions)
Gross Profit	$217.2
Gross Margin	35.2%
Adjusted to exclude the following:
Product recalls(1)	$28.9
Adjusted Gross Profit	$246.1
Adjusted Gross Margin	38.3%

Connected Fitness Gross Profit	$(55.6)
Connected Fitness Gross Margin	(27.2)%
Adjusted to exclude the following:
Product recalls(1)	28.9
Adjusted Connected Fitness Gross Profit	(26.7)
Adjusted Connected Fitness Gross Margin	(11.6)%
(1) Represents adjustments and charges associated with the Tread and Tread+ product recall, as well as accrual adjustments. These include a reduction to Connected Fitness Products revenue for actual and estimated future returns of $26.5 million, and recorded costs in Connected Fitness Products cost of revenue associated with logistic costs of $2.5 million,